ADDENDUM TO EMPLOYMENT AGREEMENT BETWEEN
                        BORGWARNER INC. AND JOHN F. FIEDLER

















     THIS ADDENDUM TO EMPLOYMENT AGREEMENT (hereinafter referred to as "Addendum") is entered into this 8th day of November, 2000 between John F. Fiedler, an individual ("Fiedler"), and BORGWARNER INC. (previously known as Borg-Warner Automotive, Inc., (hereinafter referred to as "BW"). BW and Fiedler entered into an Employment Agreement effective January 27, 1998 (the "Agreement"). BW and Fiedler have the power to amend the Employment Agreement and now wish to amend it as follows:

     NOW, THEREFORE, the January 27, 1998 Employment Agreement is amended as follows:

All references in the Agreement to Borg-Warner Automotive, Inc. or BW shall be changed to read BorgWarner Inc. or BW.

     Paragraph 1 is amended by replacing the second sentence with the following:

          From January 1, 1998 to May 30, 2003, you will also continue to serve as Chairman of the BW Board of Directors (subject to the annual approval by the BW Board of Directors of your appointment and your re-
election by the BW stockholders).

     Paragraph 3 is amended by replacing the first sentence with the following:

          This amended Agreement shall begin January 1, 1998 and end on May 30, 2003.

     Paragraph 4C is amended by replacing the date "December 30, 2002, with the date May 30, 2003."


     Paragraph 4D is amended by adding the following to the end thereof:

          On May 30, 2003, you will receive a lump-sum cash payment of $857,200 less any after-tax gain on the stock options issued in 1998 as set forth above in this paragraph 4D. In lieu of any additional amounts owed under this Paragraph 4D, the BW Board of Directors shall grant you an additional Non-Qualified Stock Option (as such term is defined in the Borg-Warner Automotive, Inc. 1993 Stock Incentive Plan (the "BW Stock Incentive Plan")), subject to the provisions of the BW Stock Incentive Plan and the terms and conditions set forth in a Non-
Qualified Stock Option Agreement, to purchase from the Company, 25,000 shares of Stock (as such term is defined in the Incentive Plan), such Option to be exercisable for the entire 25,000 shares on May 30, 2003, subject to accelerated vesting in the event of your death, "disability" (as defined in the BW Stock Incentive Plan), or involuntary termination of your employment other than for "cause" (as defined in the BW Stock Incentive Plan), or in the event of a "change in control" (as defined in the BW Stock Incentive Plan).

     Paragraph 4E is amended adding at the end of the Paragraph the following:

     The Note shall be amended to provide that the principal and accumulated interest shall be payable in full on May 30, 2003, or earlier upon your voluntary termination of employment or your involuntary termination by BW for "cause" (as defined in paragraph 5 of the Agreement) prior to the May 30, 2003 expiration of this Agreement. The entire loan, including all accumulated interest, shall be forgiven by BW as of the May 30, 2003 expiration of this Agreement if you remain employed by BW through that date, or as of the earlier termination of your employment upon your death, "disability" (as defined in paragraph 5 of the Agreement) or involuntary termination other than for "cause" (as defined in Paragraph 5 of the Agreement).

7. Paragraph 4F is amended by adding at the end of the Paragraph the following sentence:

          You and your eligible dependents shall also be eligible for any retiree healthcare plan benefits offered to eligible corporate staff of BW at the time of the termination of this Agreement.

8.   Paragraph 7 is amended by replacing the first sentence with the following:

          On May 30, 2003, you will retire from BW (unless your employment or Board of Directors' membership is continued by mutual agreement of BW and you).

9.   New Paragraph 18 is added to the Agreement as follows:

          Unless otherwise indicated, the effective date of these amendments is November 8, 2000.



                              BORGWARNER  INC.

                              By:
                              Name:
                              Title:Chairman, Compensation Committee,
                              Board of Directors
                              BorgWarner, Inc.

                              Accepted and agreed to this

                              ----day of --------, 2000

                              By:
                                   John F. Fiedler